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                                                 EXHIBIT 12

                                               MAIL-WELL, INC.
                               Calculation of Ratio of Earnings to Fixed Charges

                                                         PERIOD FROM
                                                        FEB. 24, 1994
                                                         (INCEPTION)                     YEARS ENDED DECEMBER 31,
                                                           THROUGH        ----------------------------------------------------
                                                        DEC. 31, 1994      1995           1996           1997           1998
                                                        -------------      ----           ----           ----           ----
                                                                                        (dollars in thousands)
Income before taxes and extraordinary item                 $12,553        $23,499        $34,785        $57,759        $49,789

Fixed charges:
   Interest expense (including amortization of
      deferred financing costs)                             16,456         33,154         34,869         30,157         38,127

  Interest component of rental expense                         908          1,694          2,297          5,767          8,610
                                                           -------        -------        -------        -------        -------

Total Fixed Charges                                         17,364         34,848         37,166         35,924         46,737
                                                           -------        -------        -------        -------        -------

Total Earnings and Fixed Charges                           $29,917        $58,347        $71,951        $93,683        $96,526
                                                           =======        =======        =======        =======        =======

Ratio of Earnings to Fixed Charges
                                                               1.7            1.7            1.9            2.6            2.1
                                                           =======        =======        =======        =======        =======
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